[ERNST & YOUNG LLP letterhead]

EXHIBIT 16.1 to FORM 8-K/A

May 31, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated May 1, 1995, and signed May 31, 1995, of Cade Industries, Inc. and are in agreement with the statements contained in the first and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                   Very truly yours,


                                   /s/ Ernst & Young LLP